EMPLOYMENT AGREEMENT


     This Employment Agreement ("Agreement") between Southport,
Inc.,  a  Louisiana  Corporation  ("Company"),  and  Stephen G.
Benton,  Jr. ("Employee") is dated as of  January 1, 1998  (the
"Agreement Date").

     WHEREAS,  Employee  is  currently employed by the Company;
and

     WHEREAS, the Company desires to retain the services of Employee pursuant to the terms of this Agreement and Section
4.6 of that certain Stock Purchase Agreement dated November 12, 1997, by and between Gulf Island Fabrication, Inc. and Stephen
G. Benton, Sr., Stephen G. Benton, Jr., George L. Benton, Frank
J. B. Benton, Charles L. Belsom, John Gerrets, Bush Benton, and Lisette Benton (the "Stock Purchase Agreement").

     NOW THEREFORE in consideration of the premises and of the mutual premises, covenants, and undertakings hereinafter set forth, the Company and the Employee agree as follows:

     1.   Employment Capacity and Term.

          (a) Capacity and Term. The Employee will serve as the President and Chief Executive Officer of the Company for the period beginning on the Agreement Date through the fourth anniversary of the Agreement Date (the "Employment Term"), subject to any earlier termination of Employee's status as an employee pursuant to this Agreement. If Employee continues to serve as an employee of the Company after such fourth anniversary, the Employment Term shall continue until the last day of each month during which his employment continues. Following the term of this Agreement, each party shall have the right to enforce all rights, and shall be bound by all obligations, of such party that are continuing rights and obligations under the terms of this Agreement.

          (b) Duties. As the President and Chief Executive Officer, the Employee shall perform such duties, consistent with the Employee's job title, as may be prescribed from time to time by the Board of Directors of the Company (the "Board") and shall perform such duties as are described in the Company's Bylaws. Such duties may include serving as an officer of or in another capacity with Gulf Island Fabrication, Inc., the Company's parent corporation, or any of its other direct or indirect subsidiaries (the "Affiliates").

     2.   Devotion to Responsibilities.

          During the Employment Term, the Employee will devote all of his business time and attention to the business of the Company and its Affiliates, and he will not engage in or be employed by any other business activity or business, whether or not such business activity or business is for gain, profit or other pecuniary advantage; provided, however, that this Agreement shall not prohibit the Employee from: (i) serving as a member of the board of directors, board of trustees or the like of any for profit or non-profit entity, or performing services of any type for any civic or community entity, whether or not the Employee receives compensation therefor;
(ii) investing his assets in such form or manner as will require no more than nominal services on the part of the Employee in the operation of the business of the entity in which such investment is made; or (iii) serving in various capacities with, and attending meetings of, industry, trade or governmental groups and associations, including without limitation the industry, trade or governmental groups and associations with which the Employee is currently involved, as long as the Employee's engaging in activities permitted by virtue of clauses (i), (ii) and (iii) above does not materially interfere with the ability of the Employee to perform the services and discharge the responsibilities required of him under this Agreement.

     3. Compensation and Benefits. The Company will provide or will cause to be provided to the Employee the compensation and benefits described below:

          (a)  Salary.  An annual salary  during the Employment
Term of $115,000 ("Annual Base Compensation"),  payable  to the
Employee in installments contemporaneous with payments of salary to other salaried employees of the Company.

          (b)  Bonus.    Such   incentive  bonuses  as  may  be
determined  by  the  Company's  or  Gulf   Island's   board  of
directors.

          (c)  Other Benefits.  During the Employment Term, the
Employee shall be entitled to all benefits and perquisites provided to executive employees of the Company.

     4.   Termination of Employment.

          (a)  Death or Disability   (i)  The Employee's status
as an employee will terminate immediately and automatically upon the Employee's death during the Employment Term.

               (ii) (A) The Employee's status as an employee shall terminate if the Employee has a disability that would entitle him to receive benefits under the Company's long-term disability insurance policy in effect at the time because he is totally or partially disabled thereunder. Any such termination shall become effective on the first day on which the Employee is eligible to receive payments under such policy (or on the first day that he would be so eligible, if he had applied timely for such payments).

                    (B)  If  the  Company   has   no  long-term
disability  plan  in  effect,  if  (1) the Employee is rendered incapable because of physical or mental illness of satisfactorily discharging his duties and responsibilities under this Agreement for a period of 90 consecutive days or for an aggregate of 120 days during any period of 365 days and (2) a duly qualified physician chosen by the Company and acceptable to the Employee or his legal representatives so certifies in writing, the Board shall have the power to determine that the Employee has become disabled. If the Board makes such a determination, the Company shall have the continuing right and option, during the period that such disability continues, and by notice given in the manner provided in this Agreement, to terminate the status of Employee as an employee. Any such termination shall become effective 30 days after such notice of termination is given, unless within such 30-day period, the Employee becomes capable of rendering services of the character contemplated hereby (and a physician chosen by the Company and acceptable to the Employee or his legal representatives so certifies in writing) and the Employee in fact resumes such services.

                    (C)  The  term  "Disability Effective Date"
shall mean the date on which termination of employment becomes effective due to Disability.

               (iii)  The  Employee's death or  the  Employee's
incapacity due to physical or  mental  illness to discharge the
responsibilities   assigned   by  this  Agreement   shall   not
constitute a breach of this Agreement by the Employee.

          (b) Cause. The Company may terminate the Employee's status as an employee for Cause, pursuant to a resolution adopted by the Board at a meeting in which Employee shall have had an opportunity to present his position with respect thereto. As used herein, termination by the Company of the Employee's status as an employee for "Cause" shall mean termination as a result of:

               (i) the Employee's breach of this Agreement that continues for a period of ten days after written notice thereof is given by the Company to Employee;

               (ii)  the  willful   engaging   by  Employee  in
misconduct injurious to the Company;

               (iii) the Company's failure to achieve Net After-Tax Income (as defined in the Stock Purchase Agreement) of more than $1.8 million for any calendar year ending on December 31, 1998; December 31, 1999; December 31, 2000; or December 31, 2001; provided, however, that such failure shall not result in termination for Cause unless the Company has notified Employee of an intent to terminate the Employee for Cause within 14 days of the determination of Net After-Tax Income pursuant to the Stock Purchase Agreement; or

               (iv) Employee's breach of an express, reasonable resolution of the Board.

          (c)  Good  Reason.   The  Employee  may terminate his
status as an employee for Good Reason. As used herein, the term "Good Reason" shall mean:

               (i)  any   breach   by   the   Company   of  its
obligations under Paragraph 3 of this Agreement that continues for a period of 10 days after written notice thereof is given by the Employee to the Company; or

               (ii) the failure by the Company to obtain the assumption of its obligations under this Agreement by any successor or assign as contemplated in Paragraph 11 of the Agreement.

          (d) Notice of Termination. Any purported notice of termination of the Employee's status as an employee must be communicated in a writing delivered to the other party as provided in Paragraph 12 hereof (a notice of termination complying with this sentence is referred to in this Agreement as a "Notice of Termination"). Any such Notice of Termination that purports to terminate Employee's employment for Cause or for Good Reason shall specify the provision or provisions of this Agreement relied upon by the party giving such notice and shall set forth in reasonable detail the facts and circumstances claimed by such party to provide a basis for termination of the Employee's employment under the provision(s) so indicated.

          (e) Date of Termination. "Date of Termination" means: (i) if Employee's employment is terminated by the Company for Cause, or by Employee for Good Reason, the date of delivery of the Notice of Termination or any later date specified therein, as the case may be; (ii) if the Employee's employment is terminated by the Company other than for Cause or disability, the Date of Termination shall be the date on which the Company notifies the Employee of such termination; and
(iii) if Employee's employment is terminated by reason of his death or disability, the Date of Termination shall be the date of death of Employee or the Disability Effective Date, as the case may be.

     5.   Effects of Termination.

          (a) Good Reason, Other than for Cause, Death or Disability. If (A) the Company terminates the Employee's status as an employee other than for Cause, death or disability, or (B) the Employee shall terminate his employment for Good Reason, then the Company shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                         (1)  the sum of (x) the amount  of the
Employee's Annual Base Compensation earned through the Date of Termination, to the extent not theretofore paid and (y) any compensation previously deferred by the Employee (together with any accrued interest on earnings thereon) and any accrued vacation pay, in each case to the extent not previously paid (the sum of the amounts described in clauses (x) and (y) being hereinafter referred to as the "Accrued Obligations");

                         (2)  the  aggregate   amount   of  the
Employee's Annual Base Compensation for the period beginning on the Date of Termination and continuing through the last day of the Employment Term (such amount being referred to herein as the "Non-Accrued Compensation"); and

                         (3)  to  the  extent  not  theretofore
paid or provided, the Company shall timely pay or provide to the Employee any other amounts required to be paid or provided or which the Employee is eligible to receive under any plan, program, policy or practice of the Company (such other amounts being referred to herein as the "Other Benefits").

          (b) Death. If the Employee's status as an employee is terminated by reason of the Employee's death, this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits.

          (c) Disability. If Employee's status as an employee is terminated by reason of Employee's disability, this Agreement will terminate without further obligation to the Employee, other than the payment of Accrued Obligations and the timely payment or provision of Other Benefits.

          (d) Cause. If Company shall terminate Employee's status as an employee for Cause, this Agreement shall terminate without further obligation to the Employee other than for obligations imposed by law and obligations imposed pursuant to any employee benefit plan maintained by the Company or its Affiliates.

          (e) Other than Good Reason. If the Employee terminates his status as an employee for reasons other than Good Reason, then this Agreement shall terminate without further obligations to the Employee other than further obligations imposed by law and obligations imposed pursuant to any employee benefit plan maintained by the Company or its Affiliates.

          (f) Resignation. If Employees employment hereunder is terminated for any reason other than death, such termination shall immediately and with no further action on the part of any person terminate any position he holds as an officer of the Company and each of its Affiliates. If Employee is a director of the Company or of any Affiliate, and his employment is terminated for any reason other than death, the Employee shall, if requested by the Company, immediately resign as a director of the Company and any such Affiliate; if such resignation is not received when so requested, the Employee shall forfeit any right to receive any payments pursuant to this Agreement.

     6. Trade Secrets, Etc. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Affiliates and their respective businesses and operations, which shall have been obtained by the Employee during the Employee's employment (whether prior to or after the Agreement Date) and which shall not have become public knowledge (other than by acts of the Employee or any of his representatives in violation of this Agreement). At the end of the Employment Term, the Employee agrees (i) not, without the prior written consent of the Company or as may be otherwise required by law or legal process, to communicate or divulge any such information, knowledge or data to any party other than the Company and (ii) to deliver promptly to the Company any confidential information, knowledge or data in his possession, whether produced by the Company or any of its Affiliates or by the Employee, relating to the business of the Company or any of its Affiliates and joint ventures or any past, current or prospective activity of the Company or any of its Affiliates and joint ventures.

     7. Customer Lists. The Employee recognizes and acknowledges that any written list or lists of the customers of the Company or any of its Affiliates and joint ventures ("customer lists"), as such customer lists may exist from time to time, are valuable, special and unique assets of the Company. The Employee agrees that he will not use for his own personal benefit or disclose such customer lists to any person, firm, corporation, association or other entity for any reason or purpose whatsoever.

     8. Limited Covenant Not to Compete. (a) During the Employment Term and for a period of two years following the Date of Termination, with respect to each State of the United States or other jurisdiction, or specified portions thereof, in which the Employee during the Employment Term regularly: (A) makes contact with customers of the Company or any of its Affiliates; (B) conducts the business of designing, manufacturing and marketing living quarters for offshore drilling and production platforms (the "Business"); or (C) supervises the activities of other employees of the Company or any of its Affiliates, which jurisdictions or portions thereof are identified in Appendix A attached hereto and forming a part of this Agreement, and in which the Company or any of its Affiliates engages in the Business (collectively, the "Subject Areas"), Employee will restrict his activities as follows:

               (i) Employee will not, directly or indirectly, for himself or others, own, manage, operate, control, be employed in an executive, managerial or supervisory capacity by, or otherwise engage or participate in or allow his skill, knowledge, experience or reputation to be used in connection with, the ownership, management, operation or control of, any company or other business enterprise engaged in the Business within any of the Subject Areas;

               (ii) Employee will not call upon any customer of the Company or its Affiliates for the purpose of soliciting, diverting or enticing away the business of such person or entity, or otherwise disrupting any previously established relationship existing between such person or entity and the Company or its Affiliates;

               (iii)   Employee   will   not  solicit,  induce,
influence or attempt to influence any supplier, lessor, licensor, potential acquiree or any other person who has a business relationship with the Company or its Affiliates, or who on the Date of Termination is engaged in discussions or negotiations to enter into a business relationship with the Company or its Affiliates, to discontinue or reduce the extent of such relationship with the Company or its Affiliates;

               (iv) Employee will not make contact with any of the employees of the Company or its Affiliates with whom he had contact during the course of his employment with the Company for the purpose of soliciting such employee for hire, whether as an employee or independent contractor, or otherwise disrupting such employee's relationship with the Company or its Affiliates; and

               (v)  Employee   will  not  hire,  on  behalf  of
himself or any company engaged in the Business with which Employee is associated, any employee of the Company or its Affiliates as an employee or independent contractor, whether or not such engagement is solicited by Employee.

          (b) Employee agrees that he will from time to time upon the Company's request promptly execute any supplement, amendment, restatement or other modification of Appendix A as may be necessary or appropriate to correctly reflect the jurisdictions which, at the time of such modification, should be covered by Appendix A and this Section 8. All references to Appendix A in this Agreement shall be deemed to refer to Appendix A as so supplemented, amended, restated or otherwise modified from time to time.

     9. Certain Proprietary Rights. The Employee agrees to and hereby does assign to the Company all his right, title and interest in and to all inventions, business plans, work models or procedures, whether or not patentable, which are made or conceived solely or jointly by him:

          (a) at any time during the term of his employment by the Company, or

          (b) with the use of time or materials of the Company. The Employee agrees to communicate to the Company or its representatives all facts known to him concerning such matters, to sign all necessary instruments, make all necessary oaths and generally, at the Company's expense, to do everything reasonably practicable (without expense to the Employee) to aid the Company in obtaining and enforcing proper legal protection for all such matters in all countries and in vesting title to such matters in the Company. At the Company's request (during or after the term of this Agreement) and expense, the Employee will promptly execute a specific assignment of title to the Company, and perform any other acts reasonably necessary to implement the foregoing assignment.

     10. Injunctive Relief. In the event of a breach or threatened breach by the Employee of the provisions of Sections 6, 7, 8 or 9 of this Agreement during or after the term of this Agreement, the Company shall be entitled to injunctive relief restraining the Employee from violation of such paragraph. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy at law or in equity it may have in the event of breach or threatened breach of this Agreement by the Employee, including without limitation, the recovery of damages and/or costs and expenses, such as reasonable attorneys' fees, incurred by the Company as a result of any such breach. In addition to the exercise of the foregoing remedies, the Company shall have the right upon the occurrence of any such breach to cancel any unpaid salary, bonus, commissions or reimbursements otherwise outstanding at the Date of Termination. In the event Employee shall at any time materially breach any noncompetition or nondisclosure agreements contained in Section 8, the Company may suspend or eliminate payments under Section 5 during the period of such breach. Employee acknowledges that any such suspension or elimination of payments would be an exercise of the Company's right to suspend or terminate its performance hereunder upon Employee's breach of this Agreement; such suspension or elimination of payments would not constitute, and should not be characterized as, the imposition of liquidated damages.

     11.  Binding Effect.

          (a) This Agreement shall be binding upon and inure to the benefit of the Company and any of its successors or assigns.

          (b) This Agreement is personal to the Employee and shall not be assignable by the Employee without the consent of the Company (there being no obligation to give such consent) other than such rights or benefits as are transferred by will or the laws of descent and distribution.

          (c) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets or businesses of the Company (i) to assume unconditionally and expressly this Agreement and (ii) to agree to perform all of the obligations under this Agreement in the same manner and to the same extent as would have been required of the Company had no assignment or succession occurred, such assumption to be set forth in a writing reasonably satisfactory to the Employee. In the event of any such assignment or succession, the term "Company" as used in this Agreement shall refer also to such successor or assign.

     12. Notices. Any notice or other communication required under this Agreement shall be in writing, shall be deemed to have been given and received when delivered in person, or, if mailed, shall be deemed to have been given when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and shall be deemed to have been received on the third business day thereafter, and shall be addressed as follows:

     If to the Company, addressed to:

     Southport, Inc.
     c/o Gulf Island Fabrication, Inc.
     583 Thompson Road
     Houma, Louisiana 70363
     Attn: Kerry J. Chauvin


     If to the Employee, addressed to:

     Stephen G. Benton, Jr.
     341 Carrollton Avenue
     Metairie, Louisiana  70005

or such other address as to which any party hereto may have notified the other in writing.

     13.  Governing  Law.   This Agreement shall be governed by
and interpreted in accordance with the laws of the State of Louisiana.

     14. Entire Agreement. This Agreement, including Appendix A, which is incorporated herein by reference and made a part hereof, and the documents referred to herein, contain or refer to the entire arrangement or understanding between the Employee and the Company relating to the employment of the Employee by the Company. No provision of the Agreement, including the Appendices, may be modified or amended except by an instrument in writing signed by or for both parties hereto.

     15. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, Employee and the Company intend for any court construing this Agreement to modify or limit such provision temporally, geographically or otherwise so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this agreement shall be valid and enforced to the fullest extent permitted by law.

     16.  Waiver of  Breach.   The  waiver by either party of a
breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

     17. Remedies Not Exclusive. No remedy specified herein shall be deemed to be such party's exclusive remedy, and accordingly, in addition to all of the rights and remedies provided for in this Agreement, the parties shall have all other rights and remedies provided to them by applicable law, rule or regulation.

     18. Beneficiaries. Whenever this Agreement provides for any payment to be made to the Employee or his estate, such payment may be made instead to such beneficiary or beneficiaries as the Employee may have designated in writing and filed with the Company. The Employee shall have the right to revoke any such designation from time to time and to redesignate any beneficiary or beneficiaries by written notice to the Company.

     19. Company's Reservation of Rights. Employee acknowledges and understands that the Employee serves at the pleasure of the Board of Directors and that the Company has the right at any time to terminate Employee's status as an employee of the Company, or to change or diminish his status as President and Chief Executive Officer during the Employment Term, subject to the rights of the Employee to claim the benefits conferred by Section 5(a) hereof if such action constitutes a termination by the Company without Cause or a termination by the Employee for Good Reason.

     20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     IN   WITNESS  WHEREOF,  the  parties  have  executed  this
Agreement as of the date just above written.

                              SOUTHPORT, INC.

                              By: /s/ Kerry J. Chauvin
                                 -------------------------------
                              Name: Kerry J. Chauvin
                              Title:  Chairman of the Board


                              EMPLOYEE

                              Name:  /s/ Stephen G. Benton, Jr.
                                   -----------------------------
                                   Stephen G. Benton, Jr.

                            APPENDIX A

         JURISDICTIONS IN WHICH COMPETITION IS RESTRICTED
       AS PROVIDED IN SECTION 8 OF THE EMPLOYMENT AGREEMENT

                         Jefferson Parish, Louisiana
                         Lafayette Parish, Louisiana
                         Orleans Parish, Louisiana
                         St. Mary Parish, Louisiana
                         Terrebonne Parish, Louisiana
                         Harris County, Texas
                         Los Angeles County, California
                         San Francisco County, California
                         Mexico
                         France
                         United Kingdom
                         Egypt
                         Trinidad
                         Brazil
                         China
                         Thailand
                         Australia
                         Nigeria
                         India
                         Russia
                         Dubai
                         Qatar
                         Cameroon
                         Angola
                         Venezuela
                         Bulgaria
                         Equatorial Guinea
                         Norway
                         Newfoundland
                         Ivory Coast
                         Malaysia
                         Singapore
                         Pakistan
                         Indonesia
                         Philippines
                         Vietnam